EXHIBIT 99.4

We hereby consent to the inclusion of our opinion letter, dated March 11, 2013, to the board of directors of Integrated Electrical Services, Inc. (“IES”), as an Annex to the joint proxy statement/prospectus constituting a part of this registration statement on Form S-4 (the “Registration Statement”) and the references to such opinion and our firm in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations adopted by the Securities and Exchange Commission (the “SEC”) thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC thereunder.

/s/ STIFEL, NICOLAUS & COMPANY, INCORPORATED

STIFEL, NICOLAUS & COMPANY, INCORPORATED

April 26, 2013

Lever House | 390 Park Avenue, 2nd Floor | New York, New York 10022 | (212) 271-3820

Stifel, Nicolaus & Company, Incorporated | Member SIPC & NYSE | www.Stifel.com